EXHIBIT 3.1
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
AT RICHMOND, JULY 6, 2009
The State Corporation Commission has found the accompanying articles submitted on behalf of
FAUQUIER BANKSHARES, INC.
to comply with the requirements of law, and confirms payment of all related fees. Therefore, it is ORDERED that this
CERTIFICATE OF AMENDMENT
be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective July 6, 2009.
The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By: /s/ Judith Williams Jagdmann

Commissioner

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
FAUQUIER BANKSHARES, INC.
     1. Name. The name of the corporation is Fauquier Bankshares, Inc. (the “Corporation”).
     2. Text of Amendment. Article 6 of the Articles of Incorporation of the Corporation is hereby amended in its entirety as set forth in Exhibit A attached hereto.
     3. Board Adoption and Shareholder Approval. The amendment referenced in paragraph 2 of these Articles of Amendment was adopted on February 19, 2009 by the Corporation’s Board of Directors and recommended and submitted to the holders of the voting common stock of the Corporation, the only class of voting capital stock outstanding, at the Corporation’s annual meeting of shareholders called and held in accordance with the Virginia Stock Corporation Act (the “Act”) on May 19, 2009. As of the record date of that meeting, 3,592,057 shares of the Corporation’s voting common stock were issued and outstanding and entitled to vote. At that meeting, 2,818,018 undisputed shares were voted in favor of the amendment, 68,898 shares abstained, and 45,634 shares were voted against the amendment. This represented approval by approximately 78% of the total shares of voting common stock issued and outstanding and was sufficient for approval by the Corporation’s shareholders.
     4. Effective Date. These Articles of Amendment shall become effective immediately upon filing in accordance with Section 13.1-606 of the Act.
[Signature page follows]

Dated: June 26, 2009	FAUQUIER BANKSHARES, INC.
	By:	/s/ Randy K. Ferrell
Randy K. Ferrell
President and Chief Executive Officer

EXHIBIT A
     6. Indemnification.
          A. In this Article:
          “applicant” means the person seeking indemnification pursuant to this Article.
          “expenses” includes counsel fees.
          “liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
          “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.
          “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.
          B. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
          C. The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.
          D. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.
          E. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in section B or C of this Article.

          F. Any indemnification under section C of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in section C.
          The determination shall be made:
          (i) By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;
          (ii) If a quorum cannot be obtained under subsection (i) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
          (iii) By special legal counsel (which may include outside counsel regularly used by the Corporation so long as such counsel is not involved in the proceedings in question):
          (a) Selected by the Board of Directors or its committee in the manner prescribed in subsection (i) or (ii) of this section; or
          (b) If a quorum of the Board of Directors cannot be obtained under subsection (i) of this section and a committee cannot be designated under subsection (ii) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or
          (iv) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
          Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (iii) of this section F to select counsel.
          Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.
          G. (i) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under section F of this Article if the applicant furnishes the Corporation: (a) a written statement of his or her good faith belief that he or she has met the standard of conduct described in section C of this Article; and (b) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.
          (ii) The undertaking required by paragraph (b) of subsection (i) of this section G shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.
          (iii) Authorizations of payments under this section shall be made by the persons specified in section F of this Article.
          H. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in section B or C of this Article who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section C. The provisions of sections D through G of this Article shall be applicable to any indemnification provided hereafter pursuant to this section H.
          I. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him or her in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article.
          J. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.
          K. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
MARCH 19, 1998
The State Corporation Commission has found the accompanying articles submitted on behalf of

FAUQUIER BANKSHARES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective March 19, 1998 at 11:59 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By: /s/ T.V. Morrison, Jr.

Commissioner

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FAUQUIER BANKSHARES, INC.
ONE
     The name of the Corporation is Fauquier Bankshares, Inc.
TWO
     Article 3 of the Articles of Incorporation of the Corporation is amended (the “Amendment”) so that after amendment it reads in its entirety as follows:
     “3. Authorized Stock. The Corporation shall have authority to issue 8,000,000 shares of Common Stock, par value $3.13 per share.”
THREE
     On the effective date of the Amendment each outstanding share of the Corporation’s Common Stock, par value $6.25 per share, shall be converted into two shares of the Corporation’s Common Stock, par value $3.13 per share.
FOUR
     The foregoing Amendment was adopted on February 19, 1998.
FIVE
     The Amendment was adopted by the Board of Directors of the Corporation without shareholder action. Shareholder action was not required for the adoption of Amendment pursuant to the provisions of Section 13.1-706 of the Code of Virginia.
SIX
     The Certificate of Amendment shall become effective at 11:59 o’clock p.m. on March 19, 1998, payable April 30, 1998.
     The undersigned President declares that the facts stated herein are true as of February 27, 1998.

FAUQUIER BANKSHARES, INC.
By:	/s/ C. Hunton Tiffany
C. Hunton Tiffany
President

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
APRIL 8, 1996
The State Corporation Commission has found the accompanying articles submitted on behalf of
FAUQUIER BANKSHARES, INC.
to comply with the requirements of law, and confirms payment of all related fees.
Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT
be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective April 8, 1996.
The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By: /s/ T.V. Morrison, Jr.

Commissioner

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FAUQUIER BANKSHARES, INC.
ONE
     The name of the Corporation is Fauquier Bankshares, Inc.
TWO
     Article 3 of the Articles of Incorporation of the Corporation is amended (the “Amendment”) so that after amendment it reads in its entirety as follows:
     “3. Authorized Stock. The Corporation shall have authority to issue 4,000,000 shares of Common Stock, par value $6.25 per share.”
THREE
     On the effective date of the Amendment each outstanding share of the Corporation’s Common Stock, par value $25.00 per share, shall be converted into four shares of the Corporation’s Common Stock, par value $6.25 per share.
FOUR
     The foregoing Amendment was adopted on February 15, 1996.
FIVE
     The Amendment was adopted by the Board of Directors of the Corporation without shareholder action. Shareholder action was not required for the adoption of Amendment pursuant to the provisions of Section 13.1-706 of the Code of Virginia.
SIX
The undersigned President declares that the facts stated herein are true as of February 16, 1996.

FAUQUIER BANKSHARES, INC.
By:	/s/ C. Hunton Tiffany
C. Hunton Tiffany
President

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
MAY 24, 1994
The State Corporation Commission has found the accompanying articles submitted on behalf of
FAUQUIER BANKSHARES, INC.
(FORMERLY FAUQUIER NATIONAL BANKSHARES INC.)
to comply with the requirements of law, and confirms payment of all related fees.
Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT
be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective May 24, 1994 at 10:07 AM.
The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By: /s/ T.V. Morrison, Jr.

Commissioner

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
FAUQUIER NATIONAL BANKSHARES INC.
ONE
     The name of the Corporation is FAUQUIER BANKSHARES, INC
TWO
     Article 1 of the Corporation Articles of Incorporation is hereby amended to read as follows:
     1. Name. The name of the Corporation is FAUQUIER BANKSHARES, INC.
     THREE The foregoing amendment was adopted on May 19, 1994.
FOUR
     The Amendment was adopted by unanimous consent of the directors of the Corporation pursuant to Section 13.1-706.5 of the Code of Virginia, as amended.
     The undersigned president of the Corporation declares that the facts herein stated are true as of May 19, 1994.

FAUQUIER NATIONAL BANKSHARES, INC.
By:	/s/ C. Hutton Tiffany
C. Hunton Tiffany
President

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
May 2, 1994
The State Corporation Commission has found the accompanying articles submitted on behalf of
FAUQUIER NATIONAL BANKSHARES INC.
to comply with the requirements of law, and confirms payment of all related fees.
Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT
be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective May 2, 1994 at 09:22 AM.
The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By: /s/ T.V. Morrison, Jr.

Commissioner

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
FAUQUIER NATIONAL BANKSHARES INC.
ONE
The name of the corporation is
FAUQUIER NATIONAL BANKSHARES INC.
TWO
Article 3 of the Corporation’s Articles of Incorporation is
hereby amended to read as follows:
3.	Authorized Stock. The Corporation shall have authority to issue 1,000,000 shares of Common Stock, par value $25.00 per share.
The holders of Common Stock shall have one vote for each share of Common Stock held by them. The holders of shares of Common Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon any voluntary or involuntary liquidation of the Corporation.
THREE
The foregoing amendment was adopted on
March 3, 1994.
FOUR
The amendment was adopted by unanimous written consent of the directors of the corporation pursuant to Section 13.1-706.4 of the Code of Virginia, as amended.
     The undersigned president of the Corporation declares that the facts herein stated as true as of April 26, 1994.

FAUQUIER NATIONAL BANKSHARES INC.
By:	/s/ C. Hunton Tiffany
C. Hunton Tiffany
President

ARTICLES OF INCORPORATION
OF
FAUQUIER NATIONAL BANKSHARES INC.
     1. Name. The name of the Corporation is
FAUQUIER NATIONAL BANKSHARES INC.
     2. Purpose. The purpose of the Corporation is to transact any or all lawful business not required to be specifically stated in these Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act.
     3. Authorized Stock. The Corporation shall have authority to issue 1,000,000 shares of Common Stock, par value $1.25 per share.
     4. Preemptive Rights. Stockholders shall not have the preemptive right to acquire unissued shares of Common Stock.
     5. Cumulative Voting. Stockholders of the Corporation shall not have cumulative voting rights.
     6. Indemnification of Directors and officers. Each Director and Officer shall be indemnified by the Corporation against liabilities, fines penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a Director or Officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or willful misconduct in the performance of his duties as such Director or Officer. In the event of any other judgement against such Director or Officer or in the event of a settlement, the

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indemnification shall be made only if the Corporation shall be advised, in case none of the persons involved shall be or have been a Director of the Corporation, by the Board of Directors, and otherwise by independent counsel to be appointed by the Board of Directors, that in its or his opinion such Director or Officer was not guilty of gross negligence or willful misconduct in the performance of his duties, and, in the event of a settlement, that such settlement was, or if still to be made is, in the best interests of the Corporation. If the determination is to be made by the Board of Directors, it may, as to all questions of law, rely on the advice of independent counsel. Every reference herein to Director or Officer shall include every Director or Officer or former Director or Officer of the Corporation and every person who may have served at its request as a director or officer of another corporation in which the Corporation owned shares of stock or of which it is a creditor or, in the case of a nonstock corporation, to which the Corporation contributes and, in all of such cases, his executors and administrators. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or Officer may be entitled by Virginia law or otherwise.
     7. Registered Office. The Corporation’s initial registered office shall be located in the County of Fauquier at 10 Court House Square, Warrenton, Virginia 22186. The Corporation’s initial registered agent shall be William T. Miller, whose address is the same as the Corporation’s registered office and who is a resident of Virginia and a director of the Corporation.

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     8. Directors. The Number of Directors shall be as stated in the Corporation’s bylaws but the number of directors set forth in the bylaws cannot be increased by more than two during any 12-month period except by the affirmative vote of holders of 85% of all shares of voting stock of the Corporation. In the absence of a bylaw, the number of Directors shall be three. The Corporation’s initial Board of Directors shall consist of three individuals whose names and addresses are as follows:

Name	Address
D. Harcourt Lees, Jr.	3 Hotel Street Warrenton, Virginia 22186

William T. Miller	10 Court House Square Warrenton, Virginia 22186

C. Hunton Tiffany	10 Court House Square Warrenton, Virginia 22186
Commencing with the 1984 Annual Meeting of Stockholders, the Board of Directors shall be divided into three classes — Class I, Class II and Class III — as nearly equal in number as possible. At the 1984 Annual Meeting of Stockholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1985 Annual Meeting of Stockholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1986 Annual Meeting of Stockholders; and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 1987 Annual Meeting of Stockholders. At each annual meeting of stockholders after 1984, the successors to the class of directors whose term shall then expire shall be identified as being of the same class as the directors they succeed

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and elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.
     Any vacancy occurring in the Board of Directors, including a vacancy resulting in an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed, with out cause, but only by the affirmative vote of the holders of at least 85% of the outstanding shares of Common Stock.
     9. Voting Requirements for Certain Business Combinations. (1) The affirmative vote of the holders of 85% of all shares of stock of the Corporation entitled to vote on any business combination (as hereinafter defined) considered for the purposes of this Article 9 as one class (herein called “voting stock”), shall be required for the adoption or authorization of such business combination with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled

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to notice thereof and to vote thereon, such other entity is the beneficial owner, directly or indirectly, of more than 20% of the voting stock OF THE CORPORATION; PROVIDED THAT SUCH 85% VOTING REQUIREMENT shall NOT BE APPLICABLE if:
          (a) The cash, or fair market value of the property, securities or other consideration to be received per share by common stockholders of the Corporation in such business combination:
               (i) is not less than the highest per share price (including brokerage commissions and/or soliciting dealers’ fees) paid by such other entity in acquiring any of its holdings of the Corporation’s Common Stock;
               (ii) bears the same or a greater percentage relationship to the market price of the Corporation’s Common Stock immediately prior to the public announcement of such business combination as the highest per share price (including brokerage commissions and/or soliciting dealers’ fees) that such other entity has theretofore paid for any of the shares of the Corporation’s Common Stock already owned by it bears to the market price of the Common Stock of the Corporation immediately prior to the public announcement or commencement of the tender offer or market acquisition of the Corporation’s Common Stock by such other entity; and
               (iii) if the public announcement of such business combination occurs more than one year after the transaction which resulted in such other entity having a 20% interest, is not less

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than the earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the price-earnings multiple represented by the price referred to in paragraph (i) in relation to the earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the transaction which resulted in such other entity having a 20% interest;
          (b) After such other entity has acquired a 20% interest and prior to the consummation of such business combination:
               (i) the Corporation’s Board of Directors shall have included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the voting stock of the Corporation not held by such other entity (with a continuing director to occupy any resulting fractional board position);
               (ii) such other entity shall not have acquired any newly issued or treasury shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 20% interest or as a result of a pro rata stock dividend or stock split); and
               (iii) such other entity shall not have acquired any additional shares of the Corporation’s outstanding Common Stock except as a part of the transaction which results in such other entity having a 20% interest;
          (c) Such other entity shall not have:
               (i) received the benefit, directly or indirectly (except

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proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or
               (ii) made any major change in the Corporation’s business or capital structure without the unanimous approval of the directors, in either case prior to the consummation of such business combination; and
          (d) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place, any recommendations as to the availability (or inadvisability) of the business combination which the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion).
     The provisions of this Article 9 shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of voting stock of the Corporation, notwithstanding the fact that such other entity has reduced its shareholdings below 20% if, as the record date for the

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determination of stockholders entitled to notice of and to vote on the business combination, such other entity is an “affiliate” of the Corporation (as hereinafter defined).
     (2) For the purposes of this Article 9,
          (a) the term “other entity” shall include any corporation, person or other entity and other entity with which it or its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1984, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation’s stock within the meaning of the Securities Act of 1933;
          (b) another entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation which the other entity (as defined above) has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;
          (c) the outstanding shares of any class of stock of the Corporation shall be deemed to include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise;

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          (d) the term “business combination” shall include (i) any merger or consolidation of the Corporation or any Subsidiary with or into any other entity; (ii) any statutory stock exchange for cash, property, securities or obligations of any other entity; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ALL OR SUBSTANTIALLY ALL of the property and assets of the Corporation or any Subsidiary to any other entity; (iv) the issuance or transfer by the Corporation or any Subsidiary of any securities having an aggregate fair market value greater than $1,000,000; (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or (vi) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction which has the effect, directly or indirectly, of increasing the proportion of any class of securities of the Corporation or any Subsidiary directly or indirectly owned by any other entity who, prior to such transaction, owned 20% of the voting stock of the Corporation.
          (e) the term “continuing director” shall mean a person who was a member of the Board of Directors of the Corporation prior to the time that such other entity acquired in excess of 20% of the voting stock of the Corporation, or a person designated (whether before or after election as a director) to be a continuing director by a majority of continuing directors;
          (f) the “fair market value” of property, securities or

9

other consideration shall be as determined in good faith by the Board of Directors of the Corporation and concurred in by a majority of continuing directors;
          (g) in the event of a business combination in which the Corporation is the surviving corporation, the term “other consideration to be received” as used in paragraph 9(a) shall mean Common Stock of the Corporation retained by its existing public stockholders;
          (h) a “Subsidiary” is any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.
     (3) A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them, whether (a) such other entity beneficially owns more than 20% of the outstanding shares of voting stock of the Corporation, (b) another entity is an “affiliate” or “associate” of another, (c) another entity has an agreement, arrangement or understanding with another, or (d) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000.000.
     (4) Nothing contained in this Article 9 shall be construed to relieve any other entity from any fiduciary obligation imposed by law. The voting requirements of this Article 9, shall be in addition to the voting requirements imposed by law or other provisions of these Articles of Incorporation in favor of certain classes of stock.

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     10. Voting Requirements for Certain Amendments. No amendment to the Articles of Incorporation of the Corporation shall change, repeal or make inoperative any of the provisions of Article 5, Article 8 or Article 9, unless such amendment receives the affirmative vote of the holders of 85% of all shares of voting stock of the Corporation, provided that this Article 10 shall not apply to, and such 85% vote shall not be required for, any such amendment unanimously recommended to the stockholders by the Board of Directors of the Corporation (a) at a time when no other entity beneficially owns or to the knowledge of any director proposes to acquire 20% or more of the Corporation’s voting stock, or (b) if all such directors are “continuing directors” within the meaning of paragraph (2) of Article 9.

January 9, 1984	/s/ Lathan M. Ewers, Jr.
Lathan M. Ewers, Jr.

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